Exhibit 10.5.2

THIS NOTE IS AND SHALL AT ALL TIMES BE AND REMAIN SUBORDINATED AND SUBJECT IN RIGHT OF PAYMENT AND ENFORCEMENT, TO THE EXTENT AND IN THE MANNER SET FORTH IN SECTION 11 OF THIS NOTE, TO THE PRIOR PAYMENT IN FULL OF ALL SENIOR DEBT, AS SUCH TERM IS HEREINAFTER DEFINED.

DECCA PROMISSORY NOTE NO. 2

Cdn $725,000	Houston, Texas	March 2, 2007

FOR VALUE RECEIVED, the undersigned, TRADESTAR SERVICES, INC., a Nevada corporation (“Maker”), hereby unconditionally promises to pay to the order of DAVE HUNTER RESOURCES INC., a corporation organized and existing under the laws of Alberta, Canada (“Payee”), with its principal offices located at 53360 Range Road 220, Ardrossan, AB T8E 2BS or such other address given to Maker by Payee, the principal sum of SEVEN HUNDRED TWENTY-FIVE THOUSAND AND NO/100 DOLLARS (Cdn $725,000.00), in lawful money of Canada, together with interest (calculated on the basis of a 365-day year) on the unpaid principal balance from the date hereof until maturity (or acceleration of maturity) at the rate of nine percent (9%) per annum.

1.             Definitions.  When used in this Note, the following terms shall have the respective meanings specified herein or in the Section referred to:

“Business Day” means a day upon which business is transacted by national banks in Alberta, Canada.

“Default” has the meaning ascribed to it in Section 5 hereof.

“Maximum Rate” means, with respect to the holder hereof, the maximum non-usurious rate of interest which, under all applicable legal requirements, such holder is permitted to contract for, charge, take, reserve, or receive on this Note.  If the laws of the State of Texas are applicable for purposes of determining the “Maximum Rate,” then such term means the “weekly ceiling” from time to time in effect under Texas Finance Code §303.001, as amended, as limited by Texas Finance Code §303.009.

“Note” means this Decca Promissory Note No. 1.

“Pledge” means that certain Pledge and Security Agreement, dated of even date herewith, by and among Maker, Payee and Purchaser.

“Purchase Agreement” means that certain Amended and Restated Stock Purchase Agreement, dated March 2, 2007, by and among Maker, Purchaser, Payee, Dave Hunter Resources Inc., a corporation organized and existing under the laws of Alberta, Canada, Barry Ahearn, a resident of Sylvan Lake, Canada, and Dave Hunter, a resident of Ardrossan, Canada.

“Purchaser” means 1297181 Alberta Ltd., a corporation organized and existing under the laws of Alberta, Canada.

“Senior Debt” “ means all amounts outstanding under (i) the Credit Agreement, dated May 23, 2006, by and among Petroleum Engineers, Inc. and Tradestar Construction Services, Inc., as debtors, and Wells Fargo, as lender, including all amendments thereto, and all related loan documents, including but not limited to that certain Amended and Restated Revolving Note payable to Wells Fargo in the original principal amount of US $7,000,000 and that certain Structural Overdraft Note payable to Wells Fargo in the original principal amount of $1,500,000; (ii) any obligations or indebtedness arising under or related to credit agreements, promissory notes or other loan documents pursuant to which Wells Fargo, any successor lender, or any of their affiliates, loan additional funds or otherwise extend credit to Maker or any of its affiliates following the date hereof; and (iii) any extensions, renewals, modifications or replacements of any of the foregoing obligations and indebtedness.

“Senior Debt Event of Default” means any event, the occurrence of which permits the termination or acceleration of any of the Senior Debt.

“Wells Fargo” means Wells Fargo Bank, National Association, the lender of the Senior Debt, and any of its successors or assigns and any other holders of the Senior Debt.

2.             Payment.  The principal and interest on this Note shall be due and payable in (i) one (1) installment of principal and accrued interest in the amount of Fourteen Thousand, Forty-Six Dollars and 52/100 (Cdn $14,046.52), being due and payable on the 1st day of April, 2007; and (ii) fifty-nine (59) equal monthly installments of principal and accrued interest in the amount of Fifteen Thousand Forty-Nine Dollars and 84/100 (Cdn $15,049.84) each, the first monthly payment in such amount being due and payable on 1st day of May, 2007 and thereafter in the same amount of principal and accrued interest on the same day of each calendar month until fifty-nine (59) payments of principal and interest have been made and all outstanding principal and interest due under this Note has been paid in full.

All payments of principal and interest of this Note shall be made by Maker to Payee in immediately available funds.  Payments made to Payee by Maker hereunder shall be applied first to accrued interest and then to principal.

Should the principal of, or any installment of the principal of or interest upon, this Note become due and payable on any day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and interest shall be payable with respect to such extension.

3.             Security.  The payment of this Note is secured by the Pledge.

4.             Waivers.  Maker and each surety, endorser, guarantor, and other party ever liable for payment of any sums of money payable upon this Note, jointly and severally waive presentment, demand, protest, notice of protest and non-payment or other notice of default, notice of acceleration, and intention to accelerate, or other notice of any kind, and agree that their liability under this Note shall not be affected by any renewal or extension in the time of payment hereof, or in any indulgences, and hereby consent to any and all renewals, extensions, indulgences, releases, or changes, regardless of the number of such renewals, extensions, indulgences, releases, or changes.

No waiver by Payee of any of its rights or remedies hereunder or under any other document evidencing or securing this Note or otherwise, shall be considered a waiver of any other subsequent right or remedy of Payee; no delay or omission in the exercise or enforcement by Payee of any rights or remedies shall ever be construed as a waiver of any right or remedy of Payee; and no exercise or enforcement of any such rights or remedies shall ever be held to exhaust any right or remedy of Payee.

5.             Representations and Warranties.  Maker hereby represents and warrants to Payee as follows:

(a)           Maker is a corporation, duly organized, validly existing and in good standing under the laws of Nevada and has the power and authority to own its property and to carry on its business in each jurisdiction in which it does business.

(b)           Maker has full power and authority to execute and deliver this Note and to incur and perform the obligations provided for herein, all of which have been duly authorized by all proper and necessary action of the appropriate governing body of Maker.  No consent or approval of any public authority or other third party is required as a condition to the validity of this Note except for the consent of Wells Fargo.

(c)           There is no event that is, or with notice or passage of time, or both, would be, a Default under this Note and the Pledge.

(d)           This Note constitutes the valid and legally binding obligation of Maker, enforceable against Maker in accordance with its terms.

(e)           There is no charter, bylaw, stock provision or other document pertaining to the organization, power or authority of Maker and no provision of any existing agreement, mortgage, indenture or contract binding on Maker or affecting Maker’s property, which would conflict with or in any way prevent the execution, delivery or carrying out of the terms of this Note and the Pledge.

All representations and warranties made under this Note shall be deemed to be made at and as of the date hereof.

6.             Default and Remedies.

(a)           A “Default” shall exist hereunder if any one or more of the following events shall occur and be continuing: (i) Maker shall fail to pay when due any principal of, or interest upon, this Note; (ii) any representation or warranty made by Maker to Payee herein shall prove to be untrue or inaccurate in any material respect; (iii) default shall occur in the performance of any of the covenants or agreements of Maker contained herein or in the Purchase Agreement or the Pledge; (iv) default shall occur in the payment of the Senior Debt, or the Senior Debt shall become due before its stated maturity by acceleration of the maturity thereof or otherwise or shall become due by its terms and shall not promptly be paid or extended; (v) this Note shall cease to be a legal, valid, binding agreement enforceable against Maker in accordance with its terms or shall in any way be terminated or become or be declared ineffective or inoperative or shall in any way whatsoever cease to give or provide the respective rights, titles, interests, remedies, powers or privileges intended to be created thereby; (vi) Maker shall (A) apply for or consent to the appointment of a receiver, trustee, intervenor, custodian or liquidator of itself or of all or substantially all of its assets, (B) be adjudicated a bankrupt or insolvent or file a voluntary petition for bankruptcy or admit in writing that it is unable to pay its debts as they become due, (C) make a general assignment for the benefit of creditors, (D) file a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy or insolvency laws, or (E) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceeding, or take corporate action for the purpose of effecting any of the foregoing; (vii) an order, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition seeking reorganization of Maker or appointing a receiver, trustee, intervenor or liquidator of any such person, or of all or substantially all of its or their assets, and such order, judgment or decree shall continue unstayed and in effect for a period of sixty (60) days; or (viii) any final judgment(s) for the payment of money shall be rendered against Maker and such judgment or judgments shall not be satisfied or discharged at least ten (10) days prior to the date on which any of its assets could be lawfully sold to satisfy such judgments.

(b)           If Maker fails or refuses to pay any part of the principal of or interest upon this Note as the same become due, or upon the occurrence of any Default hereunder or a default under the terms of the Pledge, then in any such event Payee may, at its option, (i) declare the entire unpaid balance of principal and accrued interest of the Note to be immediately due and payable without presentment or notice of any kind which Maker waives pursuant to Section 3 herein, (ii) reduce any claim to judgment, and/or (iii) pursue and enforce any of Payee’s rights and remedies under the Pledge or available pursuant to any applicable law or agreement.

7.             Voluntary Prepayment.  Maker reserves the right to prepay the outstanding principal balance of, and all accrued but unpaid interest on, this Note, in whole or in part, at any time and from time to time, without premium or penalty.  Any such prepayment shall be applied first to accrued but unpaid interest and then to principal.

8.             Usury Laws.  Regardless of any provisions contained in this Note, the Payee shall never be deemed to have contracted for or be entitled to receive, collect, or apply as interest on the Note, any amount in excess of the Maximum Rate permitted by applicable law, and, in the event Payee ever receives, collects, or applies as interest any such excess, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of this Note, and, if the principal balance of this Note is paid in full, then any remaining excess shall forthwith be paid to Maker.  In determining whether or not the interest paid or payable under any specific contingency exceeds the highest lawful rate, Maker and Payee shall, to the maximum extent permitted under applicable law, (a) characterize any non-principal payment (other than payments which are expressly designated as interest payments hereunder) as an expense, fee, or premium, rather than as interest, (b) exclude voluntary prepayments and the effect thereof, and (c) spread the total amount of interest throughout the entire contemplated term of this Note so that the interest rate is uniform throughout such term.

9.             Costs.  If this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceeding at law or in equity, or in bankruptcy, receivership or other court proceedings, Maker agrees to pay all costs of collection, including, but not limited to, court costs and reasonable attorneys’ fees, including all costs of appeal.

10.          Notices.  Any notice that may be given by either Maker or Payee shall be in writing and shall be deemed given upon the earlier of the time of receipt thereof by the person entitled to receive such notice, or if mailed by registered or certified mail or with a recognized overnight mail courier upon two (2) days after deposit with the Post Office of the United States or Canada or one (1) day after deposit with such overnight mail courier, if postage is prepaid and mailing is addressed to Maker or Payee, as the case may be, at the following addresses, or to a different address previously given in a written notice to the other party:

To Maker:	Tradestar Services, Inc.
Three Riverway, Suite 1500
Houston, Texas 77056
Attention: Chief Financial Officer
Telephone: (713) 479-7000
Facsimile: (713) 975-6271

with a copy (which shall not constitute notice) to:

(i)	Haynes and Boone, LLP
One Houston Center
1221 McKinney Street, Suite 2100
Houston, Texas 77010
Attention: Bryce D. Linsenmayer, Esq.
Telephone: (713) 547-2007
Facsimile: (713) 236-5540

(ii)	Stikeman Elliott LLP
4300 Bankers Hall West
888-3rd Street S.W.
Calgary, Alberta T2P 5C5
Attn.: Stuart M. Olley, Esq.
Telephone: (403) 266-9057
Facsimile: (403) 266-9034

To Payee:	Dave Hunter Resources Inc.
53360 Range Road 220
Ardrossan, AB T8E 2BS
Attn.: Dave Hunter
Telephone: (403) 860-4331
Facsimile: (780) 922-0176

11.          Subordination.

(a)           Maker agrees, and Payee, for itself and for its successors, by accepting this Note agrees, that the obligations represented by this Note shall be subordinated in right of payment, to the extent and in the manner provided in this Section 11, to the prior payment in full of all Senior Debt.

(b)           Except as provided in Section 11(c) below, from and after the date hereof until maturity (or acceleration of maturity) of this Note, and unless Wells Fargo expressly consents in writing to the contrary, no payment on this Note shall be made or given by or on behalf of Maker or any affiliate thereof and no payment on account of this Note shall be received, accepted, or retained by Payee, nor shall Payee accelerate, make any demand for, or attempt to receive, collect, or retain the same, whether by collection, set-off, foreclosure, counterclaim, or otherwise.  Notwithstanding the foregoing, with Payee acknowledging Wells Fargo, as holder of the Senior Debt, has priority over any claims of Payee, in the event of Maker’s bankruptcy, Payee may make a claim or demand in such bankruptcy proceedings for payment of this Note without the prior consent of Wells Fargo; provided, however, that doing so does not affect the priority or payment of the Senior Debt.

(c)           Notwithstanding anything contained herein to the contrary, so long as Payee has not received notice from the holders of the Senior Debt that a Senior Debt Event of Default has occurred and has not been cured in the prescribed period of time, Maker may pay, and Payee may receive, payments of principal and interest and other amounts due under this Note; provided that, following the occurrence of a Senior Debt Event of Default, such payments may and shall be resumed upon the date on which such Senior Debt Event of Default is cured or waived.

(d)           Payee agrees (i) that the Senior Debt Lender is relying on the subordination terms and provisions contained herein in extending credit to Maker and its affiliates and that the Senior Debt Lender may enforce such provisions against Payee directly; and (ii) to execute any and all documents reasonably necessary or reasonably required by any Senior Debt lender in order to evidence the terms, agreements and conditions with respect to the subordination of payments on this Note.

12.          GOVERNING LAW.  THIS INSTRUMENT AND ALL ISSUES AND CLAIMS ARISING IN CONNECTION WITH OR RELATING TO THE INDEBTEDNESS EVIDENCED HEREBY SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

13.          ENTIRETY.  THE PROVISIONS OF THIS NOTE MAY BE AMENDED OR REVISED ONLY BY AN INSTRUMENT IN WRITING SIGNED BY MAKER AND PAYEE.  THIS NOTE, THE PLEDGE AND THE PURCHASE AGREEMENT EMBODIES THE FINAL, ENTIRE AGREEMENT OF MAKER AND PAYEE AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF  AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF MAKER AND PAYEE.  THERE ARE NO ORAL AGREEMENTS BETWEEN MAKER AND PAYEE.

14.          WAIVER OF JURY TRIAL.  MAKER, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY KNOWINGLY, INTENTIONALLY, IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FOREGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THIS NOTE OR THE PLEDGE.

15.          Assignment.  Maker and Payee agree that that Payee may assign all payments under this Note and all of its rights and obligations under this Note to the Seller pursuant to the terms and conditions of the Purchase Agreement.  Except as set forth in the immediately preceding sentence, neither this Note nor any rights or obligations under it are assignable without the express written consent of Maker and Payee.

16.          Parties in Interest.  This Note shall be binding upon and inure to the benefit of each party hereto and their respective successors and assigns, and nothing in this Note, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Note.  Nothing in this Note is intended to relieve or discharge the obligation of any third person to any party to this Note.

[Signature page follows]

MAKER:

TRADESTAR SERVICES, INC.

By:	/s/ D. Hughes Watler Jr.
D. Hughes Watler, Jr.
Chief Financial Officer